EXHIBIT 16.1

October 6, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Bio-Solutions Corp.
File No. 333-147917

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 3, 2014 of Bio-Solutions Corp. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP